Exhibit 10.1

As amended at the 2023 Annual Meeting

CRA INTERNATIONAL, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

AS AMENDED

SECTION 1.    PURPOSE

This 2006 Equity Incentive Plan (the “Plan”) of CRA International, Inc. (the “Company”), is designed to provide additional incentive to executives and other key employees of the Company, and any parent or subsidiary of the Company, and to certain other individuals providing services as independent contractors to or acting as non-employee directors of the Company or any such parent or subsidiary. The Company intends that this purpose will be effected by the granting of incentive stock options (“Incentive Stock Options”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“Nonqualified Options” and, together with Incentive Stock Options, “Options”), shares of Common Stock (as defined below) subject to restrictions under Section 83 of the Code (“Restricted Stock”), Restricted Stock Units (as defined in Section 6.8), Performance Awards (as defined in Section 7.1(a)), SARs (as defined in Section 7.2), and certain other equity-based awards (Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Performance Awards, SARs and the other awards issuable under the Plan collectively referred to as “Awards”), which afford such executives, key employees or other individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock or otherwise receive compensation based on the value, or an increase in the value, of the Company. The Company intends that Incentive Stock Options issued under the Plan will qualify as “incentive stock options” as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. As used in the Plan the terms “parent” and “subsidiary” shall have the respective meanings set forth in Section 424 of the Code.

SECTION 2.    ADMINISTRATION

2.1    THE PLAN ADMINISTRATOR.    The Plan shall be administered by the Plan Administrator (the “Plan Administrator”), which shall consist of the Board of Directors of the Company (the “Board”) or, if appointed by the Board, a committee consisting of at least two “Outside Directors.” As used herein, the term Outside Director means any director of the Company who (i) is not a current employee of the Company or a member of an “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliate”), (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliate’s taxable year, (iii) has not been an officer of the Company or any Affiliate; (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director, and the term “Outside Director” shall be interpreted in a manner consistent with the interpretation of the term “outside director” as defined in Section 162(m) of the Code and the Treasury Regulations issued thereunder. If the Plan is not administered by the Board, none of the members of the Plan Administrator shall be an officer or other employee of the Company. It is the intention of the Company that the Plan, if not administered by the Board, shall be administered by a committee having two or more “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but the authority and validity of any act taken or not taken by the Plan Administrator shall not be affected if any person administering the Plan is not a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Plan Administrator shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

2.2    POWERS OF THE PLAN ADMINISTRATOR.    Subject to the terms and conditions of the Plan, the Plan Administrator shall have the power:

(a)   To determine from time to time the persons eligible to receive Awards and the Awards to be granted to such persons under the Plan and to prescribe the terms, conditions, Vesting Schedules (as defined in Section 3.5), and other restrictions, if any, and provisions (which need not be identical) of each Award granted under the Plan to such persons;

(b)   To construe and interpret the Plan and Awards granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Plan Administrator may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Plan Administrator in the exercise of this power shall be final and binding upon the Company and Award holders;

(c)   To make, in its sole discretion, changes to any outstanding Award granted under the Plan, provided that such changes are not prohibited by any other provision under the Plan; and

(d)   Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3.    GENERAL PROVISIONS

3.1    STOCK TO BE ISSUED.    The stock subject or related to the Awards granted under the Plan shall be shares of the Company’s authorized but unissued common stock, without par value (the “Common Stock”). The total number of shares that may be issued pursuant to Awards granted under the Plan shall not exceed an aggregate of 6,149,000 shares of Common Stock (the “Reserve Limit”); provided, however, that (a) any Full-Share Award (as defined below), will be counted against the Reserve Limit (i) as one and eight-tenths (1.8) shares of Common Stock for every one share so issued or by which such Award is so measured for Awards granted prior to March 12, 2008, (ii) as two and two tenths (2.2) shares of Common Stock for every one share so issued or by which such Award is so measured for Awards granted on or after March 12, 2008 but before April 30, 2010, and (iii) as one and eighty-three hundredths (1.83) shares of Common Stock for every one share so issued or by which such Award is so measured for Awards granted on or after April 30, 2010, and (b) the class and aggregate number of shares of Common Stock which may be subject to Awards granted under the Plan shall be subject to adjustment as provided in Section 8. Notwithstanding anything to the contrary in the foregoing, to the extent that any Award by its terms may only be satisfied in cash (and not in shares of Common Stock), such Award will not count against the Reserve Limit. To the extent that any Award may be satisfied in cash or shares of Common Stock at the option of the Company or the Plan Administrator, such Award shall count against the Reserve Limit unless and until the Company or the Plan Administrator elects to settle such Award in cash (or partially in cash), at which time the shares subject to such Award (to the extent settled in cash) may again be the subject of Awards under the Plan pursuant to Section 3.2.

3.2    EXPIRATION, CANCELLATION OR TERMINATION OF AWARD; SETTLEMENT IN CASH.    Whenever any outstanding Award under the Plan expires, or is cancelled, forfeited or otherwise terminated (other than by exercise or payment), the shares of Common Stock allocable to the portion of such Award that has expired, or has been cancelled, forfeited or otherwise terminated, may again be the subject of Awards under the Plan. Whenever payment of any outstanding Award under the plan is made in whole or in part in cash, any shares of Common Stock that were previously counted toward the Reserve Limit pursuant to Section 3.1 with respect to the portion of such Award that was so paid may again be the subject of Awards under the Plan.

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3.3    LIMITATION ON GRANTS.    In no event may any Plan participant be granted Awards with respect to more than 150,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 8). The number of shares of Common Stock issuable pursuant to or otherwise related to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated, shall continue to count toward the foregoing limitation in such calendar year. In addition, if the purchase price of shares of Common Stock subject to an Option is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

3.4    MINIMUM VESTING PERIOD.    All Awards must be granted with a Vesting Schedule (as defined below) that does not provide for such Award, or any portion thereof, to Vest (as defined below) prior to the first anniversary of such Award’s date of grant, provided that the Plan Administrator may grant Awards that do not satisfy the foregoing requirements in an aggregate amount (with such Awards counted for this purpose as set forth in Section 3.1) that does not exceed 5% of the Reserve Limit.

3.5    DEFINITIONS.    As used in the Plan, the following terms are given the following respective meanings:

(a)   ”Full-Share Award” means any Award granted under the Plan other than an Option or a SAR, and the term “Full-Share Award” shall include without limitation any Award in the form of Restricted Stock or Restricted Stock Units.

(b)   ”Vest” means, with respect to any Award or portion thereof, to become (i) non-forfeitable, if such Award is Restricted Stock, (ii) exercisable, if such Award is an Option or SARs, or (iii) payable in cash, shares of Common Stock or otherwise, if such Award is Restricted Stock Units, a Performance Award, or any other Award granted under the Plan. Grammatical variations of “Vest” (such as “Vested”) shall have correlative meanings. Awards may Vest based on (w) continued employment with or provision of services (including as a director) to the Company (or any parent or subsidiary of the Company), (x) if and to the extent performance conditions are achieved, (y) any other conditions specified by the Plan Administrator in its discretion, or (z) any combination of the foregoing specified by the Plan Administrator in its discretion.

(c)   ”Vesting Schedule” means, with respect to any Award, the schedule set forth in the applicable Award Agreement, which must be consistent with all of the limitations on such schedule set forth in the Plan, including this Section 3.4, pursuant to which such Award or portions thereof may Vest. An Award may Vest in installments over its Vesting Schedule.

(d)   ”Restriction Period” means, with respect to an entire Award or portion thereof, as applicable, the period during which such Award or portion thereof, as applicable, (i) has not Vested but (ii) retains the potential to Vest in accordance with the Award’s Vesting Schedule.

(e)   ”Performance-Based Award” means any Award that Vests only if performance conditions are achieved (understanding that such Vesting may additionally require the satisfaction of conditions other than performance conditions, such as the continuation of employment or provision of services).

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3.6    DIVIDENDS AND DIVIDEND EQUIVALENT RIGHTS.    Notwithstanding any provision of the Plan or any Award agreement to the contrary, with respect to any Option, SAR or Full-Share Award granted on or after July 11, 2018 (the “2018 Approval Date”):

(a)   no dividend or dividend equivalent right shall be paid or accrue with respect to such Option or SAR, or the shares of Common Stock or other securities underlying such Option or SAR, prior to the receipt of such shares or securities upon the exercise of such Option or SAR;

(b)   no dividend shall be paid with respect to any portion of such Full-Share Award, or the shares of Common Stock or other securities underlying such portion, unless such portion has Vested on or prior to the record date for such dividend, provided, however, that the forgoing shall not prohibit the payment or other settlement of any accrued dividend equivalent right respect to such Full-Share Award in accordance with Section 3.6(c),

(c)   if specified by the Plan Administrator in the agreement for such Full-Share Award, dividend equivalent rights may accrue with respect to such Full-Share Award, or the shares of Common Stock or other securities underlying such Full-Share Award, provided, however, that (i) such dividend equivalent rights may not be paid or otherwise settled, whether in the form of cash, additional shares of Common Stock or otherwise, with respect to any portion of such Full-Share Award, or the shares of Common Stock or other securities underlying such portion, unless and until such portion has Vested and (ii) such dividend equivalent rights accrued on a portion of a Full-Share Award that has not Vested shall be subsequently forfeited if, when and to the extent that such portion of the Full-Share Award is forfeited.

For the sake of clarity, none of the foregoing provisions of this Section 3.6 shall restrict, to the extent otherwise permitted by the Plan and the applicable Award agreement, (i) the payment of dividends on any Vested shares of Restricted Stock or shares of Common Stock or other securities received upon the exercise of any Option or SAR, (ii) the payment or other settlement of accrued dividend equivalent rights with respect to any portion of any Full-Share Award, or the shares of Common Stock or other securities underlying such portion, on or after the time that such portion has become Vested, or (iii) the payment of any dividend on any shares of Restricted Stock that was granted prior to the 2018 Approval Date.

SECTION 4.    ELIGIBILITY

4.1    PERSONS ELIGIBLE.    Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or any parent or subsidiary of the Company. Any other type of Award may be granted to officers or other employees of the Company or any parent or subsidiary of the Company, and to non-employee members of the Board and independent contractors who render services to the Company or any such parent or subsidiary (regardless of whether they are employees).

SECTION 5.    STOCK OPTIONS

5.1    GREATER-THAN-TEN-PERCENT STOCKHOLDERS.    Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the Option is granted, owns (including ownership attributed pursuant to Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a “greater-than-ten-percent stockholder”), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such Option is granted, and (ii) that such Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

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5.2    MAXIMUM AGGREGATE FAIR MARKET VALUE.    The aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or any parent or subsidiary for the issuance of Incentive Stock Options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to Incentive Stock Options by the Code or any other applicable law or regulation). Any Incentive Stock Option granted in excess of the foregoing limitation shall be specifically designated as being a Nonqualified Option.

5.3    TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP WITH COMPANY.    Except as may otherwise be determined by the Plan Administrator either in connection with the relevant Award or otherwise, Options shall terminate on the earlier of:

(a)   the date of expiration thereof;

(b)   immediately upon the termination of the optionee’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as determined by the Company or such parent or subsidiary); or

(c)   thirty (30) days after termination of the optionee’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or such parent or subsidiary of the Company) without cause or voluntarily by the optionee other than as a result of death or retirement in good standing for reasons of age or disability under the then-established rules of the Company; provided, however, that (i) during any period after such termination of employment or service before termination of an optionee’s Option, the optionee shall have the right to exercise such Option only to the extent that the optionee was entitled to exercise such Option immediately prior to such termination of employment or performance of services; and (ii) Nonqualified Options granted to persons who are not employees of the Company (or any parent or subsidiary of the Company) need not, unless the Plan Administrator determines otherwise, be subject to the provisions set forth in subsections 5.3(b) and (c).

As used herein, “cause” shall mean (w) any material breach by the optionee of any agreement to which the optionee and the Company (or any parent or subsidiary of the Company) are both parties, (x) any act or omission to act by the optionee which may have a material and adverse effect on the business of the Company (or any such parent or subsidiary) or on the optionee’s ability to perform services for the Company (or any such parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), (y) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company (or any such parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary) or (z) as it is defined in any employment agreement or consulting agreement between the optionee and the Company (or any such parent or subsidiary).

5.4    DEATH OR RETIREMENT OF OPTIONEE.    In the event of the death of the holder of an Option that is subject to subsection (b) or (c) of Section 5.3 above prior to termination of the optionee’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the Option to the extent the optionee was entitled to exercise such Option at the time of his death.

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If, before the date of the expiration of an Option that is subject to subsection (b) or (c) of Section 5.3 above, the optionee shall be retired in good standing from the Company for reasons of age or disability under the then-established rules of the Company, except as may otherwise be determined by the Plan Administrator either in connection with the relevant Award or otherwise, the Option shall terminate on the earlier of such date of expiration or ninety (90) days after the date of such retirement. In the event of such retirement, except as may otherwise be determined by the Plan Administrator either in connection with the relevant Award or otherwise, the optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which he was entitled to exercise such Option immediately prior to such retirement.

5.5    OPTION AGREEMENT.    Each Option agreement shall be in writing and shall contain such terms, conditions, restrictions (if any), and provisions as the Plan Administrator shall from time to time deem appropriate. Such provisions or conditions may include, without limitation, restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Plan Administrator; provided, however, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code. Option agreements need not be identical, but each Option agreement by appropriate language shall include the substance of the provisions contained in this Section 5 and other relevant sections of the Plan.

5.6    EXPIRATION OF OPTION/SAR.    Notwithstanding any other provision of the Plan or of any Option or SAR agreement, each Option or SAR shall expire on the date specified in the Option or SAR agreement, which date shall not be later than (i) the seventh (7th) anniversary, in the case of an Option (other than an Incentive Stock Option granted to a greater-than-ten-percent stockholder) granted prior to July 12, 2017 (the “2017 Approval Date”), (ii) the tenth (10th) anniversary, in the case of an Option (other than an Incentive Stock Option granted to a greater-than-ten-percent stockholder) granted on or after the 2017 Approval Date or of any SAR, and (iii) the fifth (5th) anniversary, in the case of an Incentive Stock Option granted to a greater-than-ten-percent stockholder, of the date on which the Option was granted.

5.7    PURCHASE PRICE; LIMITS ON REPRICINGS, EXCHANGES AND BUYOUTS.    The purchase price per share under each Option shall be determined by the Plan Administrator at the time the Option is granted, which shall not be less than the fair market value of a share of Common Stock on the date the Option is granted; provided, however, that (a) the purchase price of any Incentive Stock Option to a greater-than-ten-percent stockholder shall be 110% of such fair market value, and (b) the Plan Administrator has the authority (i) to reduce the purchase price of any Option or SARs, (ii) to exchange any Option or SARs for a new Award with a lower (or no) purchase price, or (iii) to repurchase or buyout any Option or SARs for cash, provided that any action described in the foregoing clauses (i), (ii) or (iii) is approved by the stockholders of the Company. For purposes of the Plan, the fair market value of a share of Common Stock shall be the closing price per share on the applicable date as reported by a nationally recognized stock exchange, or, if shares of Common Stock are not reported by such a stock exchange, the fair market value as determined by the Plan Administrator.

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5.8    EXERCISE.    Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares of Common Stock for which the Option may be exercised at a particular time and to such other conditions as the Plan Administrator in its discretion may specify upon granting the Option.

5.9    METHOD OF EXERCISE.    Any Option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the “Notice”), accompanied by payment for such shares.

5.10    PAYMENT OF PURCHASE PRICE.    Payment for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made either by (i) cash or check equal to the Option price for the number of shares specified in the Notice, (ii) with the consent of the Plan Administrator, other shares of Common Stock that have a fair market value on the date of surrender sufficient to satisfy the aggregate purchase price of the shares as to which such Option shall be exercised, (iii) with the consent of the Plan Administrator, delivery of such documentation as the Plan Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the purchase price, (iv) with the consent of the Plan Administrator, such other consideration which is acceptable to the Plan Administrator and which has a fair market value equal to the purchase price of such shares, or (v) with the consent of the Plan Administrator, a combination of (i), (ii), (iii) or (iv). For the purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Company shall be determined in the manner specified in Section 5.7. As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares of Common Stock with respect to which such Option has been so exercised, issued in the optionee’s name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

5.11    TRANSFERABILITY OF OPTIONS.    Options shall not be transferable by the optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by the optionee. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, permit the transfer or assignment of a Nonqualified Option by the original optionee for no consideration to: (i) any member of the optionee’s Immediate Family; (ii) any trust solely for the benefit of members of the optionee’s Immediate Family; (iii) any partnership whose only partners are members of the optionee’s Immediate Family; or (iv) any limited liability company or corporate entity whose only members or other equity owners are members of the optionee’s Immediate Family. For purposes of the Plan, “Immediate Family” means an optionee’s parents, spouse, children and grandchildren. Nothing contained in this Section shall be construed to require the Plan Administrator to give its approval to any transfer or assignment of any Nonqualified Option or portion thereof, and approval to transfer or assign any Nonqualified Option does not mean that such approval will be given with respect to any other Nonqualified Option or portion thereof. The transferee or assignee of any Nonqualified Option shall be subject to all of the terms and conditions applicable to such Nonqualified Option immediately prior to the transfer or assignment and shall be subject to any conditions prescribed by the Plan Administrator with respect to such Nonqualified Option. In particular, and without limiting the generality of the foregoing, the termination of employment, retirement or death of the original optionee shall continue to determine the term and time for exercise of such Nonqualified Option for purposes of Sections 5.3 and 5.4.

5.12    RIGHTS OF OPTIONEES.    No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until the Option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered certificates representing such shares to the optionee.

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5.13    LIMITATION ON GRANT OF INCENTIVE STOCK OPTIONS.    Except as may otherwise be permitted by the Code or other applicable law or regulation, no Option shall be an Incentive Stock Option if it is granted more than ten (10) years after the latest date (the “Last Approval Date”) of (i) any shareholder approval or re-approval of the Plan and (ii) any shareholder approval of an amendment to the Plan changing the class of persons eligible to receive Awards or the aggregate number of shares of Common Stock issuable pursuant to the Plan. Any Option granted more than ten (10) years after the Last Approval Date shall be specifically designated as being a Nonqualified Option.

SECTION 6.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.1    RESTRICTED STOCK AWARDS.    The Plan Administrator may grant Restricted Stock to any person eligible to participate in the Plan in accordance with Section 4.1 in such number of shares of Common Stock, and on such terms, conditions, Vesting Schedule and other restrictions, whether based on performance standards, periods of service, retention by the Restricted Stock holder of ownership of purchased or designated shares of Common Stock or other criteria, as the Plan Administrator shall establish. If the Plan Administrator determines to grant Awards of Restricted Stock that are Performance-Based Awards under this Section 6.1 to “covered employees” (as defined in Section 162(m) of the Code), the Plan Administrator shall cause to be set forth in the applicable Award agreement one or more of the Performance Factors (defined in Section 7.1(f)) that will be used to measure performance conditions, and the specific performance goals applicable to each Performance Factor so selected, for purposes of such Award’s Vesting Schedule. Each Restricted Stock Award shall be granted with a minimum Restriction Period of 4 years from the Award’s date of grant, provided, however, that notwithstanding the foregoing (a) subject to compliance with Section 3.4, the Award may Vest, and any other restrictions applicable to such Award may lapse, over such initial Restriction Period in installments, and (b) after the Award has been granted, the Vesting Schedule of the Award may be accelerated, and any other restrictions of such Award may be waived, in accordance with Section 6.7 and/or Section 8.4. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award agreement, which shall contain provisions determined by the Plan Administrator and not inconsistent with this Plan.

6.2    ISSUANCE OF RESTRICTED SHARES.    As soon as practicable after the date of grant of Restricted Stock by the Plan Administrator, the Company shall cause to be transferred on the books of the Company, or its agent, shares of Common Stock, registered on behalf of the Restricted Stock holder, evidencing the Restricted Stock covered by the Award, but subject to forfeiture to the Company as of the date of grant if an Award agreement with respect to the Restricted Stock covered by the Award is not duly executed by the Restricted Stock holder and timely returned to the Company. All shares of Restricted Stock shall be subject to the restrictions, terms and conditions contained in the Plan and the Award agreement entered into by the Restricted Stock holder. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock, the share certificates representing such Restricted Stock may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Restricted Stock holder. Upon the lapse or release of all restrictions with respect to an Award as described in Section 6.5, one or more share certificates, registered in the name of the Restricted Stock holder, for an appropriate number of shares as provided in Section 6.5, free of any restrictions set forth in the Plan and the Award agreement, shall be delivered to the Restricted Stock holder.

6.3    SHAREHOLDER RIGHTS.    Beginning on the date of grant of the Restricted Stock and subject to execution of the Award agreement as provided in Section 6.2, the Restricted Stock holder shall become a shareholder of the Company with respect to all shares subject to the Award agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares, provided, however, that such holder’s rights to receive dividends with respect to such Restricted Stock shall be subject to the limitations set forth in Section 3.6, and, provided, further, that any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any Restricted Stock that has not Vested shall be subject to the same restrictions and Vesting as such Restricted Stock and held or restricted as provided in Section 6.2.

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6.4    RESTRICTION ON TRANSFERABILITY.    None of the shares of Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to Vesting and the lapse of any other restrictions applicable thereto. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, permit the transfer of shares of Restricted Stock by the original Award holder for no consideration to: (i) any member of the Award holder’s Immediate Family; (ii) any trust solely for the benefit of members of the Award holder’s Immediate Family; (iii) any partnership whose only partners are members of the Award holder’s Immediate Family; or (iv) any limited liability company or corporate entity whose only members or other equity owners are members of the Award holder’s Immediate Family. Nothing contained in this Section shall be construed to require the Plan Administrator to give its approval to any transfer or assignment of any Restricted Stock Award or portion thereof, and approval to transfer or assign any Restricted Stock Award does not mean that such approval will be given with respect to any other Restricted Stock Award or portion thereof. The transferee or assignee of any Restricted Stock Award shall be subject to all of the terms and conditions applicable to such Restricted Stock Award immediately prior to the transfer or assignment, including but not limited to its Vesting Schedule and any other restrictions set forth in the applicable Award agreement, and shall be subject to any conditions prescribed by the Plan Administrator with respect to such Restricted Stock Award.

6.5    DELIVERY OF SHARES UPON VESTING.    Upon Vesting, shares of Restricted Stock shall no longer be forfeitable. As promptly as administratively feasible after such Vesting, and the satisfaction or release from any other conditions prescribed by the Plan Administrator, the Company shall deliver to the Restricted Stock holder or, in case of the Restricted Stock holder’s death, to the person to whom the holder’s rights with respect to such shares of Restricted Stock shall have been transferred by will or by the laws of descent and distribution, one or more share certificates for the appropriate number of shares of Common Stock, free of the forfeiture restrictions that expired as of Vesting.

6.6    FORFEITURE OF RESTRICTED STOCK.    All shares of Restricted Stock shall be immediately forfeited and returned to the Company, and all rights of the Restricted Stock holder with respect to such Restricted Stock shall terminate, if, prior to such shares having Vested (including by operation of Section 6.7 or Section 8.4), the Restricted Stock holder’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) terminates for any reason.

6.7    WAIVER OF RESTRICTION PERIOD.    Notwithstanding any other provision of this Plan to the contrary, the Plan Administrator may, subsequent to the grant of any Award and in its discretion, accelerate in whole or part the Vesting of any Award, or waive any other conditions that the Award is subject to, but only upon the occurrence of appropriate circumstances (including the death, disability or retirement of the Award holder or a material change in circumstances arising after the date of an Award) as the Plan Administrator may determine. Any of the foregoing actions by the Plan Administrator shall be subject to such terms and conditions (including forfeiture of any portion of the Award) as the Plan Administrator shall deem appropriate. The foregoing notwithstanding, any acceleration of Vesting in connection with a Change in Control shall be consistent with Section 8.4.

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6.8    RESTRICTED STOCK UNIT AWARDS.    Without limiting the generality of the foregoing provisions of this Section 6, and subject to such terms, limitations and restrictions as the Plan Administrator may impose, the Plan Administrator may grant restricted stock units (“Restricted Stock Units”) to any person eligible to participate in the Plan in accordance with Section 4.1, representing the right to receive shares of Common Stock, a cash payment measured by the value of shares of Common Stock, or both, subject to the completion of service by the Restricted Stock Unit holder and/or the achievement of one or more goals relating to performance or other objectives. If the Plan Administrator determines to grant Awards of Restricted Stock Units that are Performance-Based Awards under this Section 6.8 to “covered employees” (as defined in Section 162(m) of the Code), the Plan Administrator shall cause to be set forth in the applicable Award agreement one or more of the Performance Factors (defined in Section 7.1(f)) that will be used to measure performance conditions, and the specific performance goals applicable to each Performance Factor so selected, for purposes of such Award’s Vesting Schedule. Restricted Stock Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award agreements entered into by the appropriate Restricted Stock Unit holders. Until an Award of Restricted Stock Units or portion thereof, as applicable, has Vested, no shares of Common Stock shall be issued or cash payment made with respect to such Award or portion thereof. No Restricted Stock Unit holder shall have any rights as a stockholder of the Company with respect to the shares of Common Stock underlying any portion of a Restricted Stock Unit Award that has not Vested. Payments of Vested portions of Restricted Stock Unit Awards shall be made in cash, shares of Common Stock, or a combination of cash and Common Stock, as determined in the discretion of the Plan Administrator. Upon the Vesting of a portion of a Restricted Stock Unit Award, or at a later date if distribution has been deferred under another Company plan (if any), one or more share certificates, registered in the name of the Restricted Stock Unit holder, for an appropriate number of shares, free of any restrictions that expired as of the date of such Vesting, shall be delivered to the Restricted Stock Unit holder and/or the appropriate cash payment shall be made to the Restricted Stock Unit holder. A Restricted Stock Unit Award shall not require the Restricted Stock Unit holder to make any payment or provide any consideration other than the rendering of services. Each Restricted Stock Unit Award shall be granted with a minimum Restriction Period of 4 years from the Award’s date of grant, provided, however, that (a) subject to compliance with Section 3.4, the Award may Vest over such initial Restriction Period in installments, and (b) after the award has been granted, the Vesting Schedule of the Award may be accelerated in accordance with Section 6.7 and/or Section 8.4, and (c) the Plan Administrator may set forth in the applicable Award agreement provisions that allow for payment of some or all of the Restricted Stock Units prior to Vesting in circumstances that, to the extent necessary, comply with the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section.

6.9    RESTRICTED STOCK AWARDS TO NON-EMPLOYEE DIRECTORS.

(a)    GRANT OF AWARD UPON ELECTION TO THE BOARD.    Each non-employee director joining the Board at or subsequent to the meeting of the Company’s stockholders at which the Plan is approved (the “Approval Meeting”) shall automatically be granted, upon such non-employee director joining the Board, an initial Restricted Stock Award equal in value to an amount determined by the Board from time to time, determined as of the grant date. Such Award shall Vest in four (4) equal annual installments of twenty five percent (25%) per year beginning on the first anniversary of the date of grant, provided that such Vesting may be accelerated in accordance with the provisions of Section 6.7 and/or Section 8.4.

(b)    GRANT OF AWARD UPON RE-ELECTION TO BOARD OR CONTINUATION ON THE BOARD.    Each non-employee director who shall be re-elected by the stockholders of the Company to the Board at or subsequent to the Approval Meeting shall automatically be granted, immediately following the meeting of stockholders at which such non-employee director shall be re-elected, a Restricted Stock Award equal in value to an amount determined by the Board from time to time, determined as of the grant date. In addition, each non-employee director whose term of office shall not expire at any annual meeting of stockholders or special meeting in lieu thereof subsequent to the Approval Meeting and who shall remain a non-employee director after such meeting shall automatically be granted, immediately following such meeting, a Restricted Stock Award equal in value to an amount determined by the Board from time to time, determined as of the grant date. Each Award described in this subsection (b) shall Vest in four (4) equal annual installments of twenty five percent (25%) per year beginning on the first anniversary of the date of grant, provided that such Vesting may be accelerated in accordance with the provisions of Section 6.7 and/or Section 8.4.

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(c)    DETERMINATION OF VALUE.    For purposes of this Section 6.9, value shall be based on the fair market value of a share of Common Stock as determined in the manner specified in Section 5.7.

SECTION 7.    PERFORMANCE AND OTHER STOCK-BASED AWARDS

7.1    PERFORMANCE AWARDS.

(a)    RESTRICTION PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS.    The Plan Administrator may grant Awards to any person eligible to participate in the Plan in accordance with Section 4.1, representing the right to receive a payment contingent upon the extent to which certain predetermined performance targets have been met during a period (a “Performance Period,” which term shall also include any other period of the Vesting Schedule of any Performance-Based Award, whether or not granted pursuant to this Section 7, over which such Award may Vest based on performance conditions measured over such period), which payment may be measured by the fair market value of a specified number of shares of Common Stock, increases in such fair market value during the Performance Period and/or a fixed cash amount (a “Performance Award”). Fair market value shall have the same meaning as set forth in Section 5.7. Each Performance Award shall have a minimum Restriction Period of 4 years from the date of grant, provided, however, that (i) subject to compliance with Section 3.4, the Award may Vest over such Restriction Period in installments, (ii) after the Award has been granted, the Vesting Schedule of the Award may be accelerated, and any other restrictions of such Award may be waived, in accordance with Section 6.7 and/or Section 8.4, and (iii) the Plan Administrator may set forth in the applicable Award agreement provisions that allow for payment of some or all of the Award prior to Vesting in circumstances that, to the extent necessary, comply with the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section. The Plan Administrator, in its discretion (but subject to Section 3.4) and under such terms as it deems appropriate, may permit newly eligible individuals, such as those who are promoted or newly hired, to receive Performance Awards after a Performance Period has commenced.

(b)    PERFORMANCE TARGETS.    The performance conditions for any Performance-Based Award may include such goals related to the performance of any organizational level specified by the Plan Administrator, including, but not limited to, the Company, any parent or any subsidiary, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of the Company, any parent or any subsidiary, and/or the individual performance of the Performance Award holder, as may be established by the Plan Administrator in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the Plan Administrator shall cause to be set forth in the applicable Award agreement one or more of the Performance Factors (defined in subsection (f), below) that will be used to measure performance conditions, and the specific performance goals applicable to each Performance Factor so selected, for purposes of such Award’s Vesting Schedule. The performance conditions established by the Plan Administrator may vary for different Performance Periods and need not be the same for each Performance Award holder receiving a Performance Award in a Performance Period. Except to the extent inconsistent with the qualified performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards or other Performance-Based Awards granted to employees to whom such section is applicable, the Plan Administrator may in its discretion, but only under extraordinary circumstances as determined by the Plan Administrator, change any prior determination of performance targets for any Performance Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

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(c)    EARNING PERFORMANCE AWARDS.    The Plan Administrator, on or prior to the date of grant, shall prescribe a formula to determine the percentage of any Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d)    PAYMENT OF EARNED PERFORMANCE AWARDS.    Payments of earned Performance Awards shall be made in cash, shares of Common Stock, or a combination of cash and Common Stock, in the discretion of the Plan Administrator. The Plan Administrator, in its sole discretion but subject to the limitations set forth in the Plan, may define and set forth in the applicable Award agreement such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

(e)    TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP WITH COMPANY.    In the event of a termination of the Performance Award holder’s employment with or performance of services for the Company (or any parent or subsidiary of the Company), any portion of the holder’s Performance Awards that has not Vested (after taking into account any acceleration pursuant to Section 6.7 and/or Section 8.4) shall be forfeited, provided, however, that the Plan Administrator may allow for payment of some or all of the Performance Award in circumstances that, to the extent necessary, comply with the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section or for such other reasons as the Plan Administrator deems appropriate.

(f)    DEFINITION OF PERFORMANCE FACTORS.    ”Performance Factors” means the factors selected by the Plan Administrator from time to time, including, but not limited to, the following measures to determine whether the performance goals established by the Plan Administrator and applicable to Awards have been satisfied: revenue; net revenue; net revenue (excluding the impact of one or more subsidiaries of the Company, acquisitions, discontinued operations and/or extraordinary or special items as determined by the Plan Administrator); revenue growth; net revenue growth; net revenue growth (excluding acquisitions and divestitures); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted measures of EBITDA adding back, among other expenses, non-cash expenses selected by the Plan Administrator (“Adjusted EBITDA”); Adjusted EBITDA margin; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow; and confidential business unit objectives. In addition, any of the foregoing measures may be determined on a GAAP or a non-GAAP basis, or on a constant currency basis, or based on an average over periods of one year or longer, and/or with respect to any organizational level specified by the Plan Administrator, including, but not limited to, the Company, any parent or any subsidiary, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of the Company, any parent or any subsidiary.

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7.2    GRANT OF OTHER STOCK-BASED AWARDS.    Other stock-based awards, consisting of stock purchase rights (with or without loans to individuals by the Company containing such terms as the Plan Administrator shall determine), Awards of shares of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, including stock appreciation rights with a value per underlying share at exercise equal to the excess of the fair market value of the Common Stock on the date of exercise over the purchase price per share of Common Stock determined for the stock appreciation right upon the grant thereof, with such purchase price to be no less than the fair market value per share of the Common Stock on the date of such grant (“SARs”), may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Plan Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award agreement executed by the Plan Administrator and the Award recipient, which Award agreement shall contain such provisions consistent with the Plan as the Plan Administrator determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award. Payments of other stock-based awards shall be made in cash, shares of Common Stock, or a combination of cash and Common Stock, in the discretion of the Plan Administrator.

7.3    TERMS OF OTHER STOCK-BASED AWARDS.    In addition to the terms and conditions specified in the Award agreement, Awards made pursuant to Section 7.2 shall be subject to the following:

(a)   Any shares of Common Stock subject to Awards made under Section 7.2 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which such shares Vest, or any applicable restriction, performance or deferral period lapses; and

(b)   If specified by the Plan Administrator in the Award agreement, the recipient of a Full-Share Award under Section 7.2 shall be entitled to receive dividends or dividend equivalent rights with respect to the shares of Common Stock or other securities covered by the Award, provided that the payment or other settlement of any such dividends or dividend equivalent rights shall be subject to the limitations set forth in Section 3.6; and

(c)   The Award agreement with respect to any Award shall contain provisions addressing the disposition of such Award in the event of the termination of the Award holder’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award (including but not limited to satisfying the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section).

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SECTION 8.    CHANGES IN COMPANY’S CAPITAL STRUCTURE AND CORPORATE TRANSACTIONS

8.1    RIGHTS OF COMPANY.    The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.2    RECAPITALIZATIONS, STOCK SPLITS AND DIVIDENDS.    If the Company shall effect a subdivision or consolidation of shares of or other capital readjustment to, the payment of a stock dividend on, or any other increase or reduction of the number of shares of Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding Awards hereunder shall be appropriately adjusted in such a manner as to entitle an Award holder to receive upon exercise of an Option or SARs for the same aggregate cash consideration (if any), or upon Vesting of Restricted Stock, Restricted Stock Units, a Performance Award or other Award that is not an Option or SARs, the same total number and class of shares of Common Stock as he would have received as a result of the event requiring the adjustment had he exercised such Option or SARs in full, or had such Restricted Stock, Restricted Stock Units, Performance Award or other Award Vested, immediately prior to such event; and (ii) the number and class of shares of Common Stock with respect to which Awards may be granted under the Plan as set forth in Section 3.1 and the number and class of shares set forth in Section 3.3 shall be appropriately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a share of Common Stock will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a share of Common Stock or will be rounded down to the nearest whole share, as determined by the Plan Administrator.

8.3    MERGER WITHOUT CHANGE OF CONTROL.    After a merger of one or more corporations with or into the Company or after a consolidation of the Company and one or more corporations that, in any event, does not constitute a Change in Control (as defined in Section 8.4), (a) each holder of an outstanding Award that is an Option or SARs shall be entitled to receive, in lieu of shares of Common Stock (or consideration based on the fair market value of such shares), upon exercise and at no additional cost, shares of stock or other securities, cash or other property (or consideration based on the fair market value of such shares, securities cash or other property), as the holders of the Common Stock received in connection with such merger or consolidation, and (b) each holder of an outstanding Award that is Restricted Stock, Restricted Stock Units, a Performance Award, or any other Award that is not an Option or SARs shall be entitled to receive, in lieu of any shares of Common Stock (or consideration based on the fair market value of such shares), upon Vesting and at no additional cost, shares of stock or other securities, cash or other property (or consideration based on the fair market value of such shares, securities cash or other property), as the holders of the Common Stock received in connection with such merger or consolidation.

8.4    CHANGE OF CONTROL.    If (1) the Company is merged with or into or consolidated with another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into other voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (2) any “person” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or one of its subsidiaries, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in a single transaction or a series of transactions, of securities representing more than 50% of the combined voting power of the Company’s then outstanding securities, or (3) the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation or entity, with respect to any of the foregoing, while Awards remain outstanding under the Plan, then in any such event (a “Change in Control”):

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(a)   subject to the provisions of subsections (c), (d) and (e) below, upon and after the effective date of such Change in Control, (i) each holder of an outstanding Award that is an Option or SARs shall be entitled to receive, in lieu of shares of Common Stock (or consideration based on the fair market value of such shares), upon exercise and at no additional cost, shares of stock, other securities, cash or other property (or consideration based on the fair market value of such shares, securities, cash or other property), as the holders of the Common Stock received in connection with such Change in Control, and (ii) each holder of an outstanding Award that is Restricted Stock, Restricted Stock Units, a Performance Award or any other Award that is not an Option or SARs shall be entitled to receive, in lieu of any shares of Common Stock (or consideration based on the fair market value of such shares), upon Vesting and at no additional cost, shares of stock, other securities, cash or other property (or consideration based on the fair market value of such shares, securities, cash or other property), as the holders of the Common Stock received in connection with such Change in Control;

(b)   subject to the provisions of subsections (d) and (e) below, the Plan Administrator may accelerate, fully or in part, the Vesting of, and waive any and all conditions and restrictions on, some or all outstanding Awards, so that (i) such accelerated Options or SARs shall be exercisable from and after a date specified by the Plan Administrator that is prior to the effective date of such Change in Control, (ii) the Restriction Period for such accelerated Restricted Stock shall terminate as of a date prior to or as of the effective date of such Change in Control, and (iii) such accelerated Restricted Stock Units, Performance Awards or other Awards that are not Options, SARs or Restricted Stock shall be payable as of a date prior to or as of the effective date of such Change in Control;

(c)   subject to the provisions of subsection (d) and (e) below, the Plan Administrator may (i) cancel some or all outstanding Options or SARs as of the effective date of any such Change in Control, provided that (A) notice of such cancellation shall be given to each holder of an Option or SARs that is to be cancelled and (B) each holder of an Option or SARs that is to be so cancelled shall have the right to exercise such Option or SARs to the extent that the same is then exercisable or, if the Plan Administrator shall have accelerated the time for exercise of such Options or SARs, to the extent exercisable taking into account such acceleration during the period prior to the effective date of such Change in Control specified in such notice, (ii) cause some or all Restricted Stock that has not Vested to be repurchased by the Company on the effective date of such Change of Control at the repurchase price therefor set forth in the relevant Award agreement, or (iii) cancel some or all outstanding Restricted Stock Units, Performance Awards or other Awards that are not Options, SARs or Restricted Stock as of the effective date of such Change in Control, provided that notice of such cancellation shall be given to each holder of such an Award that is to be cancelled;

(d)   the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be, with respect to such Change in Control (the “Acquiror”), may, without the consent of any Plan participant, assume the Company’s rights and obligations under any outstanding Awards or substitute for any of the outstanding Awards substantially equivalent awards. The Acquiror need not make uniform determinations with respect to any Awards or class of Awards, and it can select the Awards (if any) that it will assume or substitute for in its sole discretion. In the event of a Change in Control in which the Acquiror assumes or substitutes for an Award, if a Plan participant’s employment with the Acquiror or a subsidiary thereof terminates without “cause” (as defined in Section 5.3) within twelve (12) months following such Change in Control, then the Vesting of such Award shall be accelerated so that (i) such Award, if an Option or SARs, shall be exercisable in full from and after the effective date of such termination of employment, and may thereafter be exercised for the period of time set forth in the applicable Award agreement, (ii) the Restriction Period for such Award, if Restricted Stock, shall terminate as of the effective date of such termination of employment, and (iii) such Award, if not an Option, SARs or Restricted Stock, shall be payable in full as of the effective date of such termination of employment; or

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(e)   in the event of a Change in Control in which the Acquiror does not assume or substitute for an Award, any acceleration of such Award in connection with such Change in Control shall be at the discretion of the Plan Administrator as set forth in the foregoing provisions of this Section 8.4, provided that the amount paid as a result of the acceleration of any Performance-Based Award (including any Restricted Stock Unit that is a Performance-Based Award or any Performance Award) must not exceed an amount determined by: (i) truncating such Award’s Performance Period at the effective date of such Change in Control, (ii) adjusting such Award’s performance conditions for the truncated Performance Period, as determined by the Plan Administrator in good faith, which the Plan Administrator is hereby authorized to do, (iii) determining the amount payable on such Award, as so adjusted, based on actual performance measured over the truncated Performance Period and (iv) multiplying the amount determined by the foregoing clause (iii) by the percentage of the Performance Period that was completed as of the effective date of the Change in Control.

8.5    ADJUSTMENTS TO COMMON STOCK SUBJECT TO AWARDS.    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Awards.

8.6    MISCELLANEOUS.    Adjustments under this Section 8 shall be determined by the Plan Administrator, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.    GENERAL RESTRICTIONS

9.1    INVESTMENT REPRESENTATIONS.    The Company may require any person to whom an Award is granted, as a condition of exercising such Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the shares of Common Stock subject to the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

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9.2    COMPLIANCE WITH SECURITIES LAWS.    The Company shall not be required to sell or issue any shares of Common Stock under any Award if the issuance of such shares shall constitute a violation by the Award holder or by the Company of any provision of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the “Act”), upon exercise of any Award or issuance of shares of Common Stock pursuant to an Award, the Company shall not be required to issue such shares unless the Plan Administrator has received evidence satisfactory to it to the effect that the holder of such Award will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Plan Administrator shall be final, binding and conclusive. In the event the shares of Common Stock issuable on exercise of an Award or otherwise pursuant to the terms of an Award are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act, and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option and the issuance of shares pursuant thereto, or the issuance of shares with respect to any other Award, to comply with any law or regulation of any governmental authority.

9.3    EMPLOYMENT OR OTHER SERVICES OBLIGATION.    The granting of any Award shall not impose upon the Company (or any parent or subsidiary of the Company) any obligation to employ, continue to employ, or otherwise contract or continue to contract for the services of, any Award holder, and the right of the Company (or any such parent or subsidiary) to terminate the employment or services of any individual shall not be diminished or affected by reason of the fact that an Award has been granted to him/her.

9.4    WITHHOLDING TAX.

(a)   Whenever under the Plan shares of Common Stock are to be delivered or any amount is to be paid with respect to an Award, the Company shall be entitled to require as a condition of such delivery or payment that the Award holder remit an amount sufficient to satisfy statutory minimum federal, state and other governmental withholding tax requirements related thereto. The Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)   The Company may (and, with respect to Awards granted pursuant to Section 6, shall, unless otherwise approved by the Plan Administrator) satisfy such withholding requirements with respect to the delivery of shares of Common Stock under an Award by withholding a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award.

(c)   For the purpose of this Section 9.4, the fair market value per share of Common Stock shall be determined in the manner specified in Section 5.7.

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9.5    BOOK ENTRY.    Notwithstanding any other provision of the Plan to the contrary, the Company may elect to have any shares of Restricted Stock, or any shares of Common Stock or other securities delivered upon the exercise or payment of an Award or in respect of any such shares of Common Stock or securities so delivered, issued in book-entry form in the Company’s stock record books.

9.6    CLAWBACKS.

(a)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, to the extent required by law, any Plan participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

(b)   Any Award granted under the Plan after April 22, 2016 and the corresponding Plan participant (but only with respect to such Award) shall be subject to any policies applicable to the Company as may be adopted and/or modified from time to time by the Company and/or applicable law or the rules of any stock exchange on which the Common Stock is listed that provide for (i) the cancellation of such Award, (ii) reimbursement of such Award by such Plan participant, and (iii) effecting any other right of recoupment of equity or other compensation provided with respect to such Award under the Plan.

SECTION 10.    CERTAIN RIGHTS OF THE COMPANY

10.1    RIGHT OF FIRST REFUSAL OR REPURCHASE.    The Plan Administrator may in its discretion provide upon the grant of any Award under the Plan that the Company shall have an option to repurchase, upon such terms and conditions as determined by the Plan Administrator, all or any number of shares of Common Stock purchased upon exercise or otherwise received upon payment of the Award, or a right of first refusal in connection with the subsequent transfer of any or all such shares. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Plan Administrator at the time the Award related to the shares of Common Stock subject to repurchase is first granted. In the event the Plan Administrator shall grant Awards subject to the Company’s repurchase option or right of first refusal, the certificates representing the shares received pursuant to such Award shall carry a legend satisfactory to counsel for the Company referring to the Company’s repurchase option or right of first refusal.

10.2    LOCKUP AGREEMENT.    The Plan Administrator may, in its discretion, specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Award holder shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Award holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any shares of Common Stock received pursuant to such Award, without the prior written consent of the Company or such underwriters, as the case may be.

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SECTION 11.    AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may modify, revise or terminate the Plan at any time and from time to time, except that without the approval of stockholders of the Company, no modification or revision shall be made to the Plan, including but not limited to changing the class of persons eligible to receive Awards or the aggregate number of shares of Common Stock issuable pursuant to the Plan, when applicable law or regulation requires such stockholder approval.

SECTION 12.    NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 13.    EFFECTIVE DATE AND DURATION OF PLAN

The Plan initially became effective upon its approval by stockholders of the Company on April 21, 2006. The Plan shall terminate (i) when the total amount of shares of Common Stock with respect to which Awards may be granted shall have been issued pursuant to such Awards, or (ii) by action of the Board of Directors pursuant to Section 11 hereof, whichever shall first occur, provided, however, that all unexpired Awards shall continue in force and operation after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions.

SECTION 14.    MISCELLANEOUS

14.1    RESERVED.

14.2    PAYMENTS TO PERSONS OTHER THAN AWARD HOLDERS.    If the Plan Administrator shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or is otherwise legally incompetent or incapacitated or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Plan Administrator so directs the Company, be paid to such person’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Plan Administrator, in its absolute discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan Administrator and the Company therefor.

14.3    NO LIABILITY OF PLAN ADMINISTRATOR.    No member of the Plan Administrator shall be personally liable by reason of any contract or other instrument executed by such Plan Administrator member or on his or her behalf in his or her capacity as a member of the Plan Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Plan Administrator and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Organization or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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14.4    GOVERNING LAW.    The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof.

14.5    FUNDING.    No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Award holders shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

14.6    RELIANCE ON REPORTS.    Each member of the Plan Administrator and each member of the Board shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and any parent or subsidiary of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself.

14.7    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any parent or subsidiary of the Company except as otherwise specifically provided in such other plan.

14.8    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and any parent or subsidiary of the Company.

14.9    PRONOUNS.    Masculine pronouns and other words of masculine gender shall refer to both men and women.

14.10  TITLES AND HEADINGS; SECTIONS.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. All references herein to Sections shall be to Sections of this Agreement, unless otherwise specifically stated. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Plan, shall refer to this Plan as a whole and not to any particular provision of this Plan.

14.11  EMPLOYMENT OR INDEPENDENT CONTRACTOR RELATIONSHIP.    For all purposes of the Plan, an employment or independent contractor relationship between the Company (or any parent or subsidiary of the Company) and an Award holder shall be deemed to exist during any period in which the Award holder is employed by, or provides independent contractor services as a consultant or advisor to the Company (or any such parent or subsidiary). For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a parent or subsidiary of the Company or vice versa shall not be deemed to have terminated employment or service with the Company, a parent or a subsidiary of the Company. Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment or independent contractor relationship between the Company (or any parent or subsidiary of the Company) and the Award holder shall be determined by the Plan Administrator at the time thereof.

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14.12    EMPLOYEES AND INDEPENDENT CONTRACTORS BASED OUTSIDE THE UNITED STATES.    Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with or take account of provisions of laws in other countries in which the Company, parent or subsidiary of the Company operates or has employees or contracts with independent contractors, or to obtain favorable tax, exchange control or regulatory (including legal) treatment for the Company, or any parent or subsidiary of the Company or any person to whom an Award has been or may be granted, the Plan Administrator, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States or which independent contractors outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of and procedures applicable to Awards granted to employees who are employed outside the United States or to independent contractors outside the United States, and (iii) establish subplans (through the addition of schedules to the Plan or otherwise), modify Option exercise procedures and other terms, conditions and procedures applicable to Awards, in each case to the extent such actions may be necessary or advisable as the Plan Administrator shall determine.

SECTION 15.    FRENCH SUB-PLAN; FOR INDIVIDUALS WHO ARE FRENCH RESIDENT TAXPAYERS AND/OR SUBJECT TO THE FRENCH SOCIAL SECURITY SCHEME IN FRANCE.

All Awards granted under this Section 15 (also referred to as the “French Sub-plan”) to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this French Sub-plan. The purpose of the French Sub-plan is to grant Awards that qualify for favorable income tax and social security tax treatment under French law. In the event any other provision of the Plan conflicts with a provision of this Section 15, the provision in Section 15 shall control with respect to any Award granted under Section 15. No other Award granted under the Plan shall be subject to the provisions of this Section 15.

As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L.225-197-1 to L.225-197-6 and L. 22-10-59 to L. 22-10-60 of the French Code de Commerce shall not be applicable to recipients of Awards hereunder who are residents of France and employed or providing services in France.

Provided that he or she complies with the provisions of the French Sub-plan, recipients of Awards hereunder will benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon the vesting of the Restricted Stock Units pursuant to the Plan.

15.1    DEFINITIONS.    The following terms shall have the following meanings for purposes of this French Sub-plan:

(a)   ”French Award” means, individually or collectively, any Award granted under this Section 15 to employees who are French resident taxpayers and/or subject to the French social security scheme in France.

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(b)   ”French Option Award” means, individually or collectively, any French Award in the form of an option to purchase shares of Common Stock.

(c)   ”French Restricted Stock Award” means, individually or collectively, any French Award in the form of Restricted Stock.

(d)   ”French RSU Award” means, individually or collectively, any French Award in the form of Restricted Stock Units (as described in Section 6.8).

(e)   ”Disability” means a physical or mental condition corresponding to the classification in the second or third categories laid down in Article L. 341-4 of the French Social Security Code (Code de la Sécurité Sociale).

(f)    ”Holding Period” means, with respect to any French Award, the holding period described in Section 15.5.

15.2    ELIGIBILITY.    A French Award under the French Sub-plan may be granted only to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France.

15.3    LIMITATION ON GRANTS UNDER THE FRENCH SUB-PLAN.   French Awards may not be granted to an employee who holds more than 10% of the Company’s outstanding shares at the date of grant or an employee who would hold more than 10% of the Company’s outstanding shares following the French Award grant. Any share of Common Stock granted in violation of this rule shall not be deemed to have been granted. Settlement of French RSU Awards shall only be in shares; there shall be no settlement of French RSUs in cash.

Notwithstanding any other provision of the Plan and the French Sub-plan to the contrary, the overall number of underlying shares of the Company available for delivery under the French Sub-plan may not, in any case whatsoever, exceed 10% of the Company’s outstanding shares.

15.4    VESTING PERIODS.    Except in the case of the death or Disability of the employee, no portion of any French Restricted Stock Award or French RSU Award may Vest (whether such Vesting results from the achievement of one or more goals relating to the completion of service by the French Award holder and/or the achievement of performance or other objectives) until at least the first anniversary of the date of grant of such French Award. The holder of a French Award shall be 100% Vested in such French Award in the event his or her employment is terminated by reason of death or Disability, provided, however, that if the Vesting of such French Award is based, at least in part, on performance conditions, the acceleration, if any, of such performance-based Vesting upon such death or Disability shall be determined as set forth in the applicable award agreement. In the event of death or Disability, the remaining shares subject to the Award that have not been issued as of the date the Award holder’s service relationship with the Company (and its subsidiaries) so terminates will be issued to the holder or, in the case of death, his or her heirs upon their request as provided under applicable law. In such event (either death or Disability), the Company shall issue the shares within six months of such termination, and the Holding Period described in Section 15.5 will not apply to such shares, but the blackout restrictions on sale described in Section 15.6 will continue to apply.

15.5    HOLDING PERIOD.    With respect to each French Award, there shall be a one-year period following each Vesting date applicable to such French Award, during which the employee issued such French Award may not sell or loan (i) in the case of a French Restricted Stock Award or French RSU Award, any shares issued upon the Vesting on such Vesting date of such French Restricted Stock Award or a French RSU Award, or (ii) in the case of a French Option Award, any shares acquired upon the exercise of the portion of such French Option Award that Vested on such Vesting date. This Holding Period will not be applicable for any issued shares delivered on or following the second anniversary of the date of grant of the French Award, provided, however, that all French Awards shall in any event be subject to any additional holding requirements to the extent set forth in the Plan.

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15.6    RESTRICTIONS ON SALE—BLACK OUT PERIODS.    Following the expiration of the Holding Period described in Section 15.5, shares of Common Stock issued upon the applicable Vesting of French Restricted Stock Awards or French RSU Awards or the exercise of the portion of French Option Awards Vested upon the applicable Vesting may not be sold:

(a)   during the then existing blackout periods established by the Company, which are hereby made applicable to all French Awards;

(b)   during the ten stock exchange trading days preceding and following the date on which the Company’s consolidated accounts are made public, or failing that, the annual accounts are published;

(c)   between (i) the date on which the Company’s management bodies have knowledge of information which, if made public, could have a significant impact on the share price of the Common Stock; and (ii) ten stock exchange trading days following the date on which this information is published; and

(d)   if the participant has nonpublic material information about the Company and such sale would violate any applicable securities laws of the United States of America or France.

15.7    RESTRICTION ON SALE FOR OFFICERS AND DIRECTORS.    At the time of the grant of French Awards, the Plan Administrator shall, if any of the participants is an officer or director of the Company, either decide that such officer or director cannot sell the shares of Common Stock received upon Vesting or exercise of the French Award before the end of his or her functions, or determine the number of shares of Common Stock received upon Vesting of such French Award that such officer or director shall keep up to the end of his or her functions.

15.8    RESTRICTIONS ON TRANSFER.    Shares of Common Stock subject to French Awards may not be transferred, assigned, pledged or hypothecated in any manner until they have Vested in accordance with this French Sub-plan.

15.9    REPORTING OBLIGATIONS. Every year, statements of shares issued under the French Sub-plan must be reported to the annual shareholder meeting pursuant to Section L. 225-197-4 of the French Commercial Code.

15.10  OTHER COMPLIANCE WITH FRENCH TAX AND SOCIAL SECURITY LAW.    French Awards granted under the French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such Awards. Except as the Company and recipient agree in writing, the Company shall not modify the terms of a French Award agreement (or this French Sub-plan) in such a manner as to cause the recipient to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon the Vesting of the Restricted Stock Units pursuant to the Award agreement, this French Sub-plan, and the Plan.

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15.11    NO RIGHTS AS A SHAREHOLDER.    The holder of a French RSU Award or a French Option Award shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the Award.

15.12    RESTRICTIONS ON TRANSFER.    Rights granted under the French Sub-plan shall not be transferable by the recipient of such grants other than by will or by the laws of descent and distribution.

15.13    DATA PROTECTION.    The Company will satisfy any notification, application or prior authorization required under applicable laws in order to comply with French data protection legislation.

15.14    UNDERSTANDING OF TERMS.    Each French Award agreement shall include the following provision:

By signing and returning this document providing for the terms and conditions of the French Award, I confirm having read and understood the documents referenced in this Agreement, including the Award agreement itself and the CRA International, Inc, Amended and Restated 2006 Equity Incentive Plan (including the French sub-plan), which were made available to me in the English language. I accept the terms of those documents accordingly.

En signant et renvoyant le présent document décrivant les termes et conditions de mon attribution, je confirme avoir lu et compris les documents relatifs à cette attribution, à savoir le présent contrat d’attribution et le plan général d’actionnariat salarié de CRA International, Inc. de 2006 tel qu’amendé et mis à jour, en ce compris son sous plan français, qui m’ont été communiqués en langue anglaise. J’en accepte les termes en connaissance de cause.

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